UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2010

Analysts International Corporation

(Exact name of registrant as specified in its charter)

MN	0-4090	41-0905408
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 835-5900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

(a)           On September 15, 2009, Analysts International Corporation (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that its common stock failed to maintain a minimum bid price of $1.00 per share over the previous thirty (30) consecutive business days as required by the Listing Rules of The Nasdaq Stock Market.

On March 16, 2010, the Company received a letter from The Nasdaq Stock Market stating that its Staff had determined that for the last 10 consecutive business days, from March 1, 2010 to March 12, 2010, the closing bid price of the Company’s common stock has been at $1.00 per share or greater.  Accordingly, the Nasdaq Stock Market advised the Company that it has regained compliance with Listing Rule 5450(a)(1) and the matter is now closed.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description

99.1	Press release entitled, “Analysts International Corporation Regains Compliance with Nasdaq Listing Rules” issued by Analysts International Corporation on March 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2010	ANALYSTS INTERNATIONAL CORPORATION

/s/ Randy W. Strobel
Randy W. Strobel
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release entitled, “Analysts International Corporation Regains Compliance with Nasdaq Listing Rules” issued by Analysts International Corporation on March 16, 2010